                                Filed pursuant to Rule 424(b)(3).
                                This amended pricing supplement relates to Registration Statement Nos. 33-52695 and 333-17913.



                Pricing Supplement No. 32 Dated June 11, 1997
                  (To Prospectus Dated December 23, 1996 and
                Prospectus Supplement Dated December 23, 1996)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
             ---------------------------------------------------
                      Medium-Term Senior Notes, Series C
             ---------------------------------------------------
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                June 16, 1997

Principal Amount:                   $45,000,000.00

Interest Rate Basis:                [ ] Commercial Paper Rate
                                    [ ] Prime Rate
                                    [ ] Federal Funds Rate
                                    [X] LIBOR
                                        [X] Telerate Screen Project 3750
                                        [ ] Reuters Screen LIBO Page
                                    [ ] Treasury Rate
                                      2 Year Treasury Constant Maturities
                                    (H.15) Telcrate Screen Page 7055

Index Maturity:                     Quarterly

Spread:                             3 Month Libor + 9

Initial Interest Rate:              3 Month Libor + 9/ To Be Determined

Regular Record Dates:               15 calendar days prior to Interest
                                    Payment Dates

Interest Determination Dates:       Second London Business Day Preceding the
                                    Interest Reset Date

Interest Payment Dates:             Same as interest reset dates

Interest Reset Dates:               The third Wednesday of each March, June,
                                    September and December.

Specified Currency in which         U.S. Dollars
Denominated:


Stated Maturity:                    June 5, 1998

Issue Price (As a Percentage        100%
of Principal Amount):

Redemption and Early                The Note cannot be redeemed prior to Stated
Repayment Provision:                Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)